Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, AUSTRALIA OR JAPAN

STATEMENT FROM WARNER MUSIC GROUP CORP. REGARDING EMI GROUP PLC

NEW YORK, June 11, 2007—Warner Music Group Corp. (NYSE: WMG) confirms that it continues actively to consider an offer for EMI Group plc. Such an offer would be pre-conditional on appropriate anti-trust clearances being obtained (or the pre-conditions waived) but not subject to any other pre-condition. A further announcement will be made in due course.

This announcement does not amount to a firm intention to make an offer or pre-conditional offer and accordingly there can be no certainty that any offer or pre-conditional offer will be made.

About WMG

WMG became the only stand alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, WMG is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Bad Boy, Cordless, East West, Elektra, Lava, Maverick, Nonesuch, Perfect Game, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. WMG also includes Warner/Chappell Music, one of the world’s leading music publishers.

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Media Contact:

Will Tanous

Warner Music Group Corp.

+1 (212) 275 2244

Will.Tanous@wmg.com

Hugh Morrison

M: Communications

+44 (0) 20 7153 1534

morrison@mcomgroup.com

Investor Contact:

Jill Krutick

Warner Music Group Corp.

+1 (212) 275 4790

Jill.Krutick@wmg.com

This announcement does not constitute an offer or an invitation to purchase any securities in any jurisdiction.

The Directors of WMG accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting for WMG and no one else in connection with the possible offer and will not be responsible to anyone other than WMG for providing the protections afforded to customers of Goldman Sachs International and or advice in relation to the possible offer.

Lehman Brothers International (Europe), which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for WMG and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than WMG for providing the protections afforded to clients of Lehman Brothers International (Europe) nor for providing advice in relation to this announcement or any matter referred to herein.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of WMG about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements, including, but not limited to, any statements regarding consideration of an offer by WMG for EMI. Please refer to our Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission concerning other factors that could cause actual results to differ materially from those described in our forward looking statements.

Under the provisions of Rule 8.3 of the Takeover Code, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1 per cent. or more of any class of ‘relevant securities’ of EMI, all ‘dealings ‘ in any ‘relevant securities’ of EMI (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by no later than 3.30 p.m.

(London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which any offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the ‘offer period’ otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an ‘interest’ in ‘relevant securities’ of EMI, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Takeover Code, all ‘dealings’ in ‘relevant securities’ of EMI by WMG or EMI, or by any of their respective ‘associates ‘, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Code, which can also be found on the Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a ‘dealing’ under Rule 8, you should consult the Takeover Panel.

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